UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 12, 2006 (May 12, 2006)
AMERICAN RETIREMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Tennessee	01-13031	62-1674303

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

111 Westwood Place, Suite 200
Brentwood, Tennessee	37027

(Address of Principal Executive Offices)	(Zip Code)
(615) 221-2250

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1 AGREEMENT AND PLAN OF MERGER
EX-4.1 AMENDMENT NO.1 TO RIGHTS AGREEMENT
EX-99.1 PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On May 12, 2006, American Retirement Corporation (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Brookdale Senior Living Inc. (“Brookdale”) and Beta Merger Sub Corporation (“Merger Sub”), a wholly owned subsidiary of Brookdale, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Brookdale.
     Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, at the effective time of the Merger, each outstanding share of the Company’s common stock, together with the rights issued pursuant to the Rights Agreement, dated as of November 18, 1998, between the Company and American Stock Transfer and Trust Company (the “Rights Agreement”), shall be converted into the right to receive $33.00 in cash without interest. All Company stock options outstanding immediately prior to the effective time of the Merger, whether vested or unvested, shall be canceled and converted into the right to receive a lump sum payment in cash equal to the product of (i) the excess, if any, of $33.00 over the per share exercise price of such Company stock option and (ii) the number of shares of Company common stock for which such Company stock option has not been previously exercised.
     The Company has made customary representations and warranties in the Merger Agreement, all of which expire at the closing of the Merger. The Company has also made customary covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to solicit proposals relating to alternative business combination transactions, (iii) subject to certain exceptions, not to enter into discussions concerning, or provide information in connection with, alternative business combination transactions, (iv) subject to certain exceptions, to convene a meeting of its shareholders solely for the purpose of obtaining shareholder approval of the Merger, and (v) subject to certain exceptions, for the board of directors of the Company to recommend approval of the Merger by the Company’s shareholders.
     Brookdale has delivered to the Company an investment agreement between Brookdale and RIC Coinvestment Fund LP (“RIC”), an affiliate of Brookdale’s largest shareholder, Fortress Investment Group LLC, pursuant to which RIC has committed to provide equity financing to Brookdale in the aggregate amount of $1.3 billion (the “Financing Commitment”). In addition, Brookdale has represented in the Merger Agreement that it will comply with all of the terms and provisions of the Financing Commitment.
     The Merger Agreement may be terminated by either party if the Merger is not consummated within nine months of the date of the Merger Agreement or if the approval of the Merger by the Company’s shareholders is not obtained. In addition, Brookdale may terminate the Merger Agreement if the Company breaches its obligations under the Merger Agreement or if the Company’s board of directors changes its recommendation that the shareholders of the Company approve the Merger. The Company may terminate the Merger Agreement if Brookdale breaches its obligations under the Merger Agreement or in order to enter into an agreement with respect to a Superior Proposal (as defined in the Merger Agreement).
     In the event the Company terminates the Merger Agreement and consummates, or enters into a definitive agreement to consummate, a Superior Proposal, it must pay to Brookdale a termination fee in the amount of $45,000,000. In the event either party terminates the Merger Agreement due to a failure to obtain approval of the Merger by the Company’s shareholders, the Company must reimburse Brookdale for all reasonable out of pocket expenses incurred in connection with the Merger up to $5,000,000.
     The consummation of the Merger is subject to the approval of the Company’s shareholders, receipt of necessary approvals under United States antitrust laws and other customary closing conditions.
     The Board of Directors of the Company engaged Cohen & Steers Capital Advisors LLC (“Cohen & Steers”) to serve as financial advisor to the Company and to render an opinion to the Board of Directors as to the fairness to the holders of the Company’s common stock, from a financial point of view, of the merger consideration. On May 12, 2006, Cohen & Steers delivered an oral opinion to the Board of Directors, confirmed in writing on May 12, 2006, that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the merger consideration to be received by holders of the Company’s common stock is fair to such holders from a financial point of view.
     Other than the Merger Agreement, there is no material relationship between the Company and either Brookdale or Merger Sub.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties the parties thereto made to, and solely for the benefit of, each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, the investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Additional information about the Merger.
     The Company will file a proxy statement with the Securities and Exchange Commission (“SEC”) in connection with the proposed Merger. The Company’s shareholders and investors are urged to carefully read the proxy statement regarding the Merger and any other relevant materials in their entirety when they become available because they will contain important information about the Merger. Shareholders and investors may obtain free copies of these documents (when they are available) at the SEC’s website at www.sec.gov. Shareholders and investors may also obtain free copies of the documents the Company files with the SEC by going to the “Investors Welcome” section of the Company’s website at www.arclp.com.

     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2006. Shareholders and investors may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger by reading the proxy statement and other relevant documents regarding Merger, which will be filed with the SEC.
Item 3.03. Material Modification to Rights of Security Holders.
     In connection with the Merger Agreement, the Company entered into that certain Amendment No. 1 to Rights Agreement (the “Amendment”), dated as of May 12, 2006, with the American Stock Transfer and Trust Company amending certain provisions of the Rights Agreement.
     The Amendment provides that, so long as the Merger Agreement has not been terminated pursuant to its terms, the Rights Agreement shall not apply to Brookdale and Merger Sub solely by virtue of one or more of (i) the approval, execution or delivery of the Merger Agreement, (ii) the public or other announcement of the Merger Agreement or the transactions contemplated thereby, (iii) the consummation of the Merger or (iv) the consummation of any other transaction contemplated in the Merger Agreement. The Amendment also provides that the Rights Agreement shall expire immediately prior to the Effective Time (as defined in the Merger Agreement), if the Rights Agreement has not otherwise terminated.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 8.01. Other Events.
     On May 12, 2006, the Company and Brookdale issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits.

(d	)	Exhibits

2.1		Agreement and Plan of Merger, dated as of May 12, 2006, by and among Brookdale Senior Living Inc., Beta Merger Sub Corporation and American Retirement Corporation*

4.1		Amendment No. 1 to Rights Agreement, dated May 12, 2006, between American Retirement Corporation and American Stock and Transfer Company

99.1	Press Release issued jointly by American Retirement Corporation and Brookdale Senior Living Inc., dated May 12, 2006

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN RETIREMENT CORPORATION
By:	/s/ Bryan D. Richardson
Bryan D. Richardson
Executive Vice President -- Finance and Chief Financial Officer

Date: May 12, 2006

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of May 12, 2006, by and among Brookdale Senior Living Inc., Beta Merger Sub Corporation and American Retirement Corporation

4.1	Amendment No. 1 to Rights Agreement, dated May 12, 2006, between American Retirement Corporation and American Stock and Transfer Company

99.1	Press Release issued jointly by American Retirement Corporation and Brookdale Senior Living Inc., dated May 12, 2006

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.